EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF

THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report of Norris Industries, Inc. (the “Company”), on Form 10-K for the year ended February 28, 2022, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Patrick L. Norris, Principal Executive Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Such Annual Report on Form 10-K for the year ended February 28, 2022, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Annual Report on Form 10-K for the year ended February 28, 2022, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 15, 2022	By:	/s/ Patrick L. Norris
Patrick L. Norris
Principal Executive Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Norris Industries, Inc. and will be retained by Norris Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This written statement accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission, and will not be incorporated by reference into any filing of Norris Industries, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, irrespective of any general incorporation language contained in such filing.